UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 7, 2011

Vanguard Minerals Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-51640	27-2387053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 Glen Point Circle, Richmond, VA	23233
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (804)-767-7154

Vanguard Minerals Corporaiton (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   [ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [ ]   Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [ ]   Pre-commencement  communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [ ]   Pre-commencement  communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant's Business and Operations

Item 1.01         Entry into a Material Definitive Agreement

PEI RECISSION

On April 23, 2010, the Company completed a sale transaction whereby it sold 1,000,000 of its common shares at a price per share of $1.50.  The per-share purchase price was paid in the form of shares of PEI Worldwide Holdings, Inc., a Nevada corporation ("PEI").  The per share purchase price was derived from the closing price of shares of PEI on April 20, 2010 as listed on the Pink Sheets, which was $1.50 per share.  Therefore, the total purchase price for the 1,000,000 common shares was $1,500,000.  860,000 of the shares were purchased by James Price and the other 140,000 of the shares were purchased by various purchasers.

On September 21, 2010, the company entered into an agreement whereby the above referenced transaction with PEI would be rescinded and the PEI shares returned to the purchasers and the 1,000,000 common shares of Vanguard common stock returned to treasury unless a buyer for the shares could be found.  This rescission was to take place within 90 days.  In December, 2010, the timeframe for this rescission was extended until June 21, 2011.

On June 7, 2011, the registrant completed a rescission whereby the 1,000,000 shares previously issued in exchange for the PEI shares were cancelled and the 1,000,000 shares of PEI were returned to the purchasers.

On June 13, 2011, we entered into an agreement with Sean Rice to serve as our President, Chief Executive Officer and Principal Financial and Accounting Officer in exchange for a grant of 150,000 of our common stock vesting over a period of four years.  Mr. Rice will also earn a salary of $120,000 per year, but such salary will not accrue or be payable until the Company has received aggregate financing proceeds from the sale of its common stock of $2,000,000 within a 12 month period. The agreement does not provide for any severance or accrual of unpaid salary and is an at-will employment agreement.

SECTION 3 – Securities and Trading Markets

Item 3.02         Unregistered Sales of Equity Securities

On June 13, 2011, our President, CEO and Sole Director, Sean C. Rice was issued 150,000 shares of our common stock pursuant to a restricted stock grant as a part of his employment with the Company.

The company entered into a private placement amongst various shareholders to purchase 1,000,000 of our common shares at $0.25 for an aggregate purchase price of $250,000.   This financing closed on June 7, 2011.

Section 5 - Corporate Governance and Management

SECTION 5 – Matters Related to Corporate Governance and Management

Item 5.01 Changes of Control

On June 7, 2011, as described in Item 1.01 above, James Price rescinded the transaction hereby he acquired 860,000 of our shares and the 860,000 shares that had been issued to him have been cancelled.  Mr. Price is no longer an officer, director, shareholder or employee of the Company and does not have any role in the Company.

On June 13, 2011, Sean C. Rice was issued 150,000 shares of our common stock pursuant to a restricted stock grant by which he became our President and Chief Executive Officer as well as the sole director of the corporation.  Mr. Rice is therefore our largest current shareholder.

Following the change in control and the private issuance of common stock described in Item 3.02, above, the following table sets forth certain information known to us with respect to the beneficial ownership of our Common Stock as of June 13, 2011 by (1) all persons who are beneficial owners of 5% or more of our voting securities, (2) each director, (3) each executive officer, and (4) all directors and executive officers as a group. The information regarding beneficial ownership of our common stock has been presented in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to beneficially own any shares of capitalstock as to which such person, directly or indirectly, has or shares voting power or investment power, and to beneficially own any shares of our capital stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from us within 60 days. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person's spouse) with respect to all shares of capital stock listed as owned by that person or entity.  We had 1,619,444 shares issued and outstanding on June 13, 2011.

Name	Amount and Nature of Ownership	Percent of Class
Sean C. Rice*	150,000	9.3%

*Consists of shares of common stock directly owned.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 7, 2011, our President, Principal Financial and Accounting Officer, and sole director resigned and on June 6, 2011, we appointed Sean C. Rice as our President, Principal Financial and Accounting Officer, and sole director.

Sean C. Rice has been a project management consultant on construction, land-lease projects and wireless infrastructure projects since 1997.  From May, 2005 until the present Mr. Rice has been a manager at Site Acquisitions, Inc. based in Salem, New Hampshire.  Mr. Rice is a graduate of the University of California, Los Angeles with a Bachelors of Arts degree in Business and is a graduate of Loyola Law School of Los Angeles, with a Juris Doctorate.

Mr. Rice has agreed to serve as our President, Chief Executive Officer and Principal Financial and Accounting Officer in exchange for a grant of 150,000 of our common stock vesting over a period of four years.  Mr. Rice will also earn a salary of $120,000 per year, but such salary will not accrue or be payable until the Company has received aggregate financing proceeds from the sale of its common stock of $2,000,000 within a 12 month period.  Currently, Mr. Rice’s role only requires his part-time involvement.

Section 8- Other Events

Item 8.02 Clarification of Business Model

Vanguard Minerals Corporation has been involved in mining and natural resource development since its inception except for a brief period where the Company attempted to enter the wireless software and infrastructure space and a brief period where the Company entered the management consulting space.  We are currently exclusively focused on mining and natural resource development.  It is very difficult to obtain financing for natural resource development and these projects tend to have a long period of investment before producing revenue, so the Company has sought to augment its revenues by entering other fields.  The Company believes that in the current climate it has a reasonable chance to finance and develop its natural resources and does not intend to pursue any business outside of that field.

From inception in August, 2003 until April 2006 and from June 2007 until the present, we have been involved in natural resource exploration.  In February, 2011, we had a new chief executive officer and sole director, James Price, who became our majority shareholder in April, 2010.  In April 2010, under Mr. Price’s direction, we added a management consulting line of business to our natural resource exploration activities.  Although we did derive some revenues from this activity, we were not able to successfully grow this part of our business.  In April, 2011, after twelve months, we permanently ceased our management consulting business.

On June 7, 2011, we rescinded our transaction with Mr. Price and other shareholders whereby we had acquired 1,000,000 shares of PEI in exchange for 1,000,000 of our common shares.  We returned the PEI shares and cancelled our common shares.

Also, on June 7, 2011, we appointed Sean C. Rice as our sole officer and director and accepted the resignation of James Price.  The company no longer has any involvement, directly or indirectly, with Mr. Price, with Aero Financial, with Genesis Venture Fund India I, LP, or with any entities affiliated with these parties.  Mr. Price is no longer a shareholder and no longer has any role or relationship with the Company.

New President, CEO, Principal Financial and Accounting Officer and sole director, Sean C. Rice had advised the company when it was briefly in the wireless space, regarding issues related to that industry, in which he has substantial experience.  Mr. Rice has also managed a number of land-lease acquisition and construction projects, and although he has no experience directly in mining, he is in the process of exploring geological consulting firms and consultants to assist him in the development of the Company’s mineral resources.

The Company closed a private placement amongst various shareholders to purchase 1,000,000 of our common shares at $0.25 for an aggregate purchase price of $250,000. This financing closed on June 7, 2011. Mr. Rice was also issued a restricted stock grant of 150,000 shares, effective June 13, 2011. Mr. Rice’s shares are subject to vesting over a period of four years pursuant to the employment agreement entered into with him of June 13, 2011.

The Company is currently engaged exclusively in the natural resources sector and currently plans to develop the uranium deposits in the Athabasca region of Canada that is has held since 2007.  Although the Company has been substantially delayed in development of these resources due to the collapse in worldwide uranium prices and the global economic collapse of 2008, management believes that conditions have improved sufficiently that the Company’s properties might be economically feasible.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vanguard Minerals Corporation

    /s/   Sean C. Rice
Sean C. Rice
President and Chief Executive Officer

Date:         June 13, 2011